UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 24, 2008

THE DIXIE GROUP, INC.
 (Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee (Address of principal executive offices)	37421 (zip code)

Registrant's telephone number, including area code (423) 510-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On October 24, 2008, the Company amended and restated its Amended and Restated Loan and Security Agreement with Bank of America, N.A. (successor to Fleet Capital Corporation), as Agent entered into on April 14, 2004.  The Second Amended and Restated Loan and Security Agreement incorporated the subsequent five amendments to the Amended and Restated Loan and Security Agreement, extended the term of the agreement by three years to May 11, 2013, decreased the monthly term loan principal installments from $142,450 to $125,500 and increased interest rates applicable to borrowings under the agreement to more current market rates.  The agreement continues to not have ongoing financial covenants and interest rates under the agreement may be selected from a number of options that effectively allow the Company to borrow at rates ranging from the lender's prime rate plus 1.50% to the lender's prime rate plus 2.75% for base rate loans, or at rates ranging from LIBOR plus 2.00% to LIBOR plus 3.25% for LIBOR loans.  Commitment fees ranging from 0.25% to 0.375% per annum are payable on the average daily unused balance of the revolving credit facility.

A copy of the Second Amended and Restated Loan and Security Agreement is attached as Exhibit 4.1 to this Form 8-K.

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits

(4.1)

Second Amended and Restated Loan and Security Agreement dated October 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2008	THE DIXIE GROUP, INC.
By: /s/ Gary A. Harmon Gary A. Harmon Chief Financial Officer